UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2017, the Board of Directors of Verisk Analytics, Inc. (the “Company”) appointed David J. Grover as the Company’s Vice President, Controller and Chief Accounting Officer effective as of May 20, 2017.

Mr. Grover, age 45, joined the Company’s Insurance Services Office subsidiary in 2002 and was promoted to Assistant Controller in 2007. Prior to his current role, Mr. Grover has been responsible for customer billing, accounts payable and technical accounting, including external financial reporting and accounting due diligence for acquisition targets. Mr. Grover also played an integral role in the Company’s initial public offering in 2009 and the Company’s implementation of Sarbanes-Oxley Act controls and procedures. Before joining the Company, Mr. Grover served as a SECPS Technical Manager at the AICPA in 2002. He began his career with Coopers & Lybrand / PricewaterhouseCoopers, where he worked as an auditor from 1995 through 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 19, 2017	By:	/s/ Kenneth E. Thompson
Name: Kenneth E. Thompson Title: Executive Vice President, General Counsel and Corporate Secretary